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                                                                    EXHIBIT 23.5


                             [SGV & CO. LETTERHEAD]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of Post-Effective Amendment No. 2 to the Amkor Technology, Inc. Registration Statement (no. 333-49645) on Form S-1.

/s/ SyCip Gorres Velayo & Co.
--------------------------------
SyCip Gorres Velayo & Co.

Makati City, Philippines
August 7, 1998